UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

RECYCLE TECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53151	20-2776793
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

360 Main Street Washington, VA		22747
(Address of Principal Executive Office)		(Zip Code)

540-675-3149
(Registrant’s telephone number, including area code

6343 Umber Circle Arvada Colorado 80403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 101.

Entry into a Material Definitive Agreement.

On February 16, 2010, Belmont Partners, LLC., Green Building & Engineering Contractors, LLC (“GBEC”) and the Recycle Tech, Inc. (the “Company”) entered into a Stock Purchase Agreement through which Belmont sold to GBEC 23,669,490 shares of the Company’s common stock for $251,811.  As a result of the transaction GBEC owns approximately 48% of the outstanding shares of common stock of the Company.  In addition, the Company agreed to issue three percent (3%) of the Company’s outstanding common stock to Belmont upon the completion of a contemplated merger transaction.

The Stock Purchase Agreement is attached to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2010 Joseph Meuse resigned from all previously held positions in the Company.

On February 16, 2010, the Board appointed Ryan J. Gonzalez and Clara Del Sol as President and Secretary of the Company, respectively.  In addition, on February 16, 2010 the Board appointed Mr. Gonzalez and Ms. Del Sol as Directors of the Company.    Set forth below is biographical information regarding the new Directors and Officers.

Ryan J. Gonzalez is the founder of Green Building and Engineering, LLC., a company that is in the business of constructing buildings out of recycled materials.  In 2003, Mr. Gonzalez served as CEO of S.S.I. Maritime Security & Investigation creating and implementing VSP/VSA training for company personnel as well as investigation and providing security for several ports in Miami. During this time, Mr. Gonzales was also an outside contractor with Ocean Blue Contractors as an outside contractor his duties included installation of various roofing methods and handling as aspects of commercial projects throughout Florida.  In 1996, Mr. Gonzalez held a position with American Professional Inspection – U.S. South Engineering, coordinating onsite inspections with city inspectors where his duties included surveying and field preparation for ground work, soil sampling and other engineering related testing. During this time, Mr. Gonzales was also an outside contractor with Isaacs Roofing Corp. where his duties included installation and inspection of roofing, and handling all aspects of commercial projects throughout Florida.

Clara Del Sol currently serves as Treasurer of Ocean Blue Contractors, Inc. specializing in Commercial Roofing and Pavers.  From 1995 to 2006, Ms. Del Sol served as Secretary/Treasurer for Isaacs Roofing and Insulation Corporation specializing in Commercial and Residential Roofing.  From 1989 to 1995, Ms. Del Sol held a position as an Administrative Paralegal for Blaire & Cole in Coral Gables, Florida in their personal injury department specializing in “Asbestos Litigation”.

Mr. Gonzalez will receive a monthly base salary compensation of $6,000 and Ms. Del Sol will receive a monthly base salary of $4,000 in connection with their appointment as Officers of the Company.

Item 9.01.

Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	Recycle Tech. Inc.

/s/ Ryan J. Gonzalez
Ryan J. Gonzalez, President